EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 1998, except as to the fourth paragraph of Note 1, which is as of August 6, 1998, which appears in FirstCom Corporation's Current Report on Form 8-K dated August 2, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

August 2, 1999
Miami, Florida